Exhibit 23.1

             Consent of Ernst & Young LLP, Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PRAECIS PHARMACEUTICALS INCORPORATED Second Amended and Restated 1995 Stock Plan, as amended, for the registration of 3,000,000 shares of common stock, of our report dated January 24, 2002 with respect to the consolidated financial statements of PRAECIS PHARMACEUTICALS INCORPORATED included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
June 13, 2002